Agreement of Purchase and Sale


To:Compuquest Inc. ("Compuquest")

Dated:October 21, 2003


WHEREAS:

1. Compuquest carries on a computer reseller business (the "Business") out of premises located at 60 Yonge Street, # 1001, Toronto, Ontario,.M5E 1H5

2. International Mount Company Inc., or an entity designated by International Mount Company Inc.("International ") wishes to acquire all of the assets of the Business upon the terms and subject to the conditions hereinafter set forth.


AGREEMENT:

3. The total purchase price for all of the operating assets of the Business, including, inter alia, all work in progress, inventory, furniture, fixtures and supplies is to be $292 402 allocated as follows:

        a) Accounts receivable                              $272,902
        b) Inventory                                           9,500
        c) Property and equipment                             10,000
        d) Goodwill, including the name Compuquest                 1

4. The purchase price for the assets shall be paid as follows:

        a) $10 in cash or by certified check or bank draft as a deposit upon execution of this Agreement, to be held by the lawyers for Compuquest, in trust, and paid to Compuquest on closing.
           In the event the transaction fails to close if one of the conditions of the agreement is not met through no fault of International, the $10 is returned to International, and otherwise is for the account of Compuquest.

        b) $292,402 by assuming the liabilities of Compuquest allocated as follows:
                 i) Bank indebtedness                       $101,988
                ii) Accounts payable                         190,414

        c) Consummation of the sale, with payment by the Buyer of the balance of the purchase price by the assumption of the liabilities aforesaid, and the execution and delivery of the closing documents will take place on or before October 31st, 2003 ("Closing")

5. Compuquest promises and agrees to convey good, clear, and marketable title to all the assets and property to be sold hereunder, the same to be free and clear of all liens and encumbrances, other than liens and encumbrances directly related to the liabilities being assumed by International. Full possession of said property will be delivered in the same condition that it is now, reasonable wear and tear excected.


CONDITIONS OF AGREEMENT:

This agreement is conditional upon International, acting reasonably, satisfying itself as to the following matters, and that such matters are true at the time of Closing:

6. That International will agree to retain the employees of the business listed below ("Employees"), and that those Employees shall have agreed to be employed by International on the same terms on which they are currently employed. (Randal Kalpin, Steven Gryfe, Stephen LaSalle)

7. The balance of the employees of Compuquest not being hired by International shall be the responsibility of Compuquest.

8. That the books and records of Compuquest are correct and accurately reflect the business of Compuquest in all material aspects.

9. That the material contracts of Compuquest are assignable to International.


International has completed its due diligence and is satisfied on all matters. All due diligence matters are for the benefit of International and have been waived by International.

10. On Closing, Compuquest will provide such representations and warranties as counsel for International may reasonably require, stating that they have the authority to sell the assets of the Business and that there are no adverse claims that have not been disclosed and that may affect the property, and that they have complied with the provisions of the Bulk
    Sales Act.

11. The Closing of this transaction is contingent upon the following conditions:

        a) No material adverse change in the business of Compuquest

        b) Completion of proper legal documentation as required by International 's counsel acting reasonably.


Article 1 CONFIDENTIALITY

12. In connection with its due diligence investigations, International agrees not to use any of Compuquest' confidential information for any purpose other that the exclusive purpose of evaluating the possibility of entering into a definitive Agreement with the Corporation with respect to the proposed transaction. The term "confidential information" means such information that is not in the public domain that Compuquest furnishes to International, regardless of whether specifically identified as confidential, but does not include information that is generally in the public domain.



Dated the 21st day of October, 2003


The International Mount Company Inc.

        Per: /s/ Stuart Turk
            ----------------------------
             Stuart Turk - President


Accepted this 21st day of October, 2003

Compuquest Inc.

        Per: /s/ Randal A. Kalpin
            ----------------------------
             Randal A. Kalpin - President